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                                                                      EXHIBIT 23

[LOGO] PLANTE                                                 PLANT & MORAN, LLP
       MORAN                                                           Suite 700
                                                            107 W. Michigan Ave.
                                                             Kalamazoo, MI 49007
                                                               Tel: 616.385.1858
                                                               Fax: 616.385.2936
                                                             www.plantemoran.com

                          Independent Auditor's Report



To the Board of Directors
Sturgis Bank & Trust Co. and Subsidiaries
Sturgis, Michigan


We have audited the accompanying consolidated balance sheet of Sturgis Bank & Trust Co. and subsidiaries (collectively, the "Bank") as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each year in the three-year period ended December 31 2001. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sturgis Bank & Trust Co. and subsidiaries as of December 31, 2001 and 2000 and the consolidated results of their operations and their cash flows for each year in the three-year period ended December 31, 2001 in conformity with accounting

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[LOGO] PLANTE                                                 PLANT & MORAN, LLP
       MORAN                                                           Suite 700
                                                            107 W. Michigan Ave.
                                                             Kalamazoo, MI 49007
                                                               Tel: 616.385.1858
                                                               Fax: 616.385.2936
                                                             www.plantemoran.com


principles generally accepted in the United States of America.



Kalamazoo, Michigan
February 8, 2002, except for Note 16, as to which the date is March 11, 2002